Exhibit 99.1

Air Lease Corporation Announces Pricing of $250 Million Offering of Preferred Stock

LOS ANGELES, California, February 26, 2019—Air Lease Corporation (NYSE: AL) (the “Company”) announced the pricing today of its public offering of 10,000,000 shares (the “Shares”) of 6.150% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), with a liquidation preference of $25.00 per share, at a price to the public of $25.00 per share before underwriting commissions and transaction expenses. The sale of the Shares is expected to close on March 5, 2019, subject to satisfaction of customary closing conditions.

The Company intends to apply to list the Shares on the New York Stock Exchange under the symbol “AL PRA”. If the application is approved, the Company expects trading of the Shares on the New York Stock Exchange to commence within 30 days after the Shares are first issued.

The Company will pay dividends on the Shares only when, as and if declared by the board of directors (or a duly authorized committee of the board of directors). Dividends will accrue, on a non-cumulative basis, at a rate per annum on the stated amount of $25.00 per share equal to: (i) 6.150% from March 5, 2019 to, but excluding, March 15, 2024, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2019, and (ii) three-month LIBOR (as defined in the prospectus supplement relating to the offering of the Shares) plus a spread of 3.650% per annum, reset quarterly, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2024.

The Company intends to use the net proceeds of the offering for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering of the Shares.

The Shares are being offered pursuant to the Company’s effective shelf registration statement, previously filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2018, as amended by the Post-Effective Amendment No. 1, filed with the SEC on November 20, 2018. The offering of the Shares is being made only by means of the prospectus supplement dated February 26, 2019, supplementing the base prospectus dated November 20, 2018, as may be further supplemented by any free writing prospectus the Company may file with the SEC. Before you invest, you should read the base prospectus, the prospectus supplement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies may be obtained from: (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, North Carolina 28255-0001, Attn: Prospectus Department, by calling 1 (800) 294-1322, or by e-mail at dg.prospectus_requests@baml.com, (ii) Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attn: Prospectus Department, by calling 1 (866) 718-1649, or by e-mail at prospectus@morganstanley.com, (iii) Wells Fargo Securities, LLC, 608 2nd Avenue South, Minneapolis, Minnesota 55402, Attn: WFS Customer Service, or by calling 1 (800) 645-3751 or (iv) J.P. Morgan Securities LLC at 383 Madison Ave., New York, New York 10179 or by calling collect at 1 (212) 834-4533.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected closing of the offering and the intended use of proceeds. Such statements are based on current expectations and projections about the Company’s future results, prospects and opportunities and are not guarantees of future performance. Such statements will not be updated unless required by law. Actual results and performance may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors, including but not limited to, unexpected delays in the closing process for the Shares or the inability to obtain listing of the Shares on the New York Stock Exchange, unanticipated cash needs, and those risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the prospectus supplement to which this offering relates.

Contacts

Investors: Mary Liz DePalma Assistant Vice President, Investor Relations Phone: +1 310.553.0555 Fax: +1 310.553.0999 Email: mdepalma@airleasecorp.com	Media: Laura Woeste Manager, Media and Investor Relations Phone: +1 310.553.0555 Fax: +1 310.553.0999 Email: lwoeste@airleasecorp.com